Exhibit 99.1

Adial Pharmaceuticals Announces Private Placement of Common Stock at $4.00 Per Share

and Cash Exercise of Stock Options

Financing to support clinical trial pathway for non-opioid drug candidate for treatment of pain

Charlottesville, VA – November 10, 2021 – Adial Pharmaceuticals, Inc. (NASDAQ: ADIL; ADILW) (“Adial” or the “Company”), a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today announced that it has received funds and capital commitments totaling $1,255,000; $800,000 from the sale of shares of common stock in a private placement at a price of $4.00 per share (the “Shares”), and $455,000 from the cash exercise of incentive stock options (the “Options”) granted to Mark Howard Peikin, the Company’s Chief Strategy Officer.

Although the Options were available for cashless exercise, Mr. Peikin elected to exercise the Options for cash to support the expansion of Adial’s drug development pipeline. Mr. Peikin does not receive a salary for his work on behalf of Adial, however, Adial’s Board of Directors has granted Mr. Peikin stock options from time-to-time in recognition of his contributions to the Company. The Options were exercised by Mr. Peikin for a total cash exercise price of $455,000, which funds have been received by Adial.

The Shares were purchased pursuant to a Securities Purchase Agreement (“SPA”) by Bespoke Growth Partners, Inc. (“Bespoke”), which is controlled by Mr. Peikin. Bespoke led Adial’s prior private placement and has also invested in Adial in several earlier financing rounds. In accordance with the terms of the SPA, Bespoke has funded $80,000, which has been received by Adial, and Bespoke is expected to fund the balance of the $800,000 it committed to fund upon a registration statement registering the Shares being declared effective by the Securities and Exchange Commission. No warrants or options were issued in connection with the SPA, and no investment banking fees were incurred by Adial in connection with the transactions.

William Stilley, Adial’s Chief Executive Officer, stated, “Due to the strength of our recently announced data for our lead compound for pain, PNV-5030, we felt it important to have additional cash on hand to support the development of PNV-5030 into clinical trials as a potential non-opioid drug candidate for the treatment of pain. These additional funds, invested on terms that we believe are beneficial to our shareholders, add to our current cash position, which we already believed was more than sufficient capital to complete the ONWARD™ Phase 3 trial of AD04 as a genetically targeted treatment for Alcohol Use Disorder. We appreciate Mr. Peikin’s investment through Bespoke and his cash exercise of his pre-existing options, which in the aggregate provide the Company with the additional capital sought to advance PNV-5030.”

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of treatments for addictions. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) and is currently being investigated in the Company’s landmark ONWARD™ pivotal Phase 3 clinical trial for the potential treatment of AUD in subjects with certain target genotypes, which are to be identified using the Company’s proprietary companion diagnostic genetic test. A Phase 2b clinical trial of AD04 for the treatment of AUD showed promising results in reducing frequency of drinking, quantity of drinking and heavy drinking (all with statistical significance), and no overt safety concerns (there were no statistically significant serious adverse events reported). AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. The Company is also developing adenosine analogs for the treatment of pain and other disorders. Additional information is available at www.adialpharma.com.

About Purnovate, Inc.

Purnovate, Inc., a wholly owned subsidiary of Adial Pharmaceuticals, is a pharmaceutical development and chemistry company focused on inventing and developing selective, potent, stable, and soluble adenosine analogs to treat diseases and disorders such as pain, cocaine addiction, inflammation, infectious disease, cancer, asthma, and diabetes. Additional information is available at www.purnovate.com.

Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding the expected funding of the balance of the $800,000 upon a registration statement registering the Shares being declared effective, the development of PNV-5030 into clinical trial as a potential non-opioid drug candidate for the treatment of pain, the additional funds allowing us to support the development of PNV-5030 into clinical trial as a non-opioid drug candidate, our current cash position being more than sufficient capital to complete the ONWARD™ Phase 3 trial of AD04 as a genetically targeted treatment for Alcohol Use Disorder and the potential of AD04 to treat other addictive disorders such as opioid use disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability to successfully close the private placement offering, our ability to complete the ONWARD™ Phase 3 trial of AD04 as a genetically targeted treatment for Alcohol Use Disorder through data read-out as planned, our ability to achieve key milestones for our pre-clinical adenosine program for non-opiate pain relief including our ability to develop PNV-5030 into clinical trial as a potential non-opioid drug candidate for treatment of pain, our ability to enroll patients within the timelines anticipated and complete clinical trials on time and achieve desired results and benefits as expected, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate, our ability to establish and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund its research and development activities, and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC
David Waldman / Natalya Rudman
Tel: 212-671-1021
Email: adil@crescendo-ir.com